UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

OCATA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

33 Locke Drive, Marlborough, Massachusetts		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 756-1212

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed by Ocata Therapeutics, Inc., a Delaware corporation (“Ocata”), with the Securities and Exchange Commission, on November 10, 2015, Ocata entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 10, 2015, with Astellas Pharma Inc. (“Astellas”) and Laurel Acquisition Inc., an indirect wholly-owned subsidiary of Astellas (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Purchaser commenced a tender offer (the “Offer”) on November 19, 2015 to acquire all outstanding shares of common stock of Ocata at a purchase price of $8.50 per Share (the “Offer Price”), net to the seller in cash, without interest, less any required withholding taxes. The Merger Agreement further provides that upon the terms and subject to the conditions set forth therein, following completion of the Offer, Purchaser will merge with and into Ocata, with Ocata continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Astellas (the “Merger”). The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding Share (other than shares of Ocata common stock held by Ocata, Astellas or Purchaser or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law) will be converted into the right to receive cash in an amount equal to the Offer Price, subject to any required withholding of taxes and without interest.

On December 18, 2015, the Purchaser, Astellas and Ocata entered into an amendment to the Merger Agreement (the “Amendment”) to modify the Minimum Condition, as defined in the Merger Agreement, so that Astellas is not obligated to purchase any tendered shares in the Offer unless there has been validly tendered to the Purchaser in the Offer, and not validly withdrawn before the expiration of the Offer, a number of Shares that, when counted together with Shares, if any, owned by Astellas and its controlled affiliates, equals at least a majority of the Shares issued and outstanding at the expiration of the Offer.

A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Important Additional Information

No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the Offer to Purchase, the Letter of Transmittal and other documents relating to the Offer) that Astellas and Purchaser filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2015. In addition, Ocata filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer on November 19, 2015. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY OCATA’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Such documents have been made available to Ocata’s stockholders at no expense to them at www.ocata.com. In addition, you may obtain copies of these documents (and all other Offer documents filed with the SEC) at no charge on the SEC’s website: www.sec.gov.

Forward Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and Ocata’s beliefs and expectations and statements about Astellas’ proposed acquisition of Ocata, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Astellas and Ocata are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to

Astellas’ or Ocata’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to Ocata, see the discussion of risks and uncertainties in Ocata’s annual report on Form 10-K for the fiscal year ended December 31, 2014, its most recent Quarterly Report on Form 10-Q, and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and Ocata undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger dated December 18, 2015, by and among Ocata Therapeutics, Inc., Astellas Pharma Inc. and Laurel Acquisition Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2015

Ocata Therapeutics, Inc.

By:	/s/ Edward Myles
Edward Myles
Chief Financial Officer and Chief Operating Officer